PFF BANCORP REPORTS THIRD QUARTER EARNINGS

Rancho Cucamonga, Calif. - January 22, 2007 - PFF Bancorp, Inc. (NYSE:PFB), the holding company for PFF Bank & Trust (the "Bank"), Diversified Builder Services, Inc. ("DBS") and Glencrest Investment Advisors, Inc. ("Glencrest"), today reported net earnings of $13.6 million or $0.55 per diluted share for the quarter ended December 31, 2006 compared to $13.2 million or $0.53 per diluted share for the comparable period of 2005.

Net interest income increased $2.1 million or 5 percent to $45.2 million from the comparable quarter of 2005 and decreased $700,000 or 2 percent on a sequential quarter basis. Net interest margin contracted 11 and 46 basis points during the three and twelve months ended December 31, 2006 to 4.05% for the current quarter.  Average interest-earning assets increased $49.8 million or 1 percent during the current quarter and are up $640.0 million or 17 percent from the comparable quarter of 2005.

The average balance of construction, commercial business, commercial real estate and consumer loans (the "Four-Cs") increased $96.3 million or 4 percent during the three months ended December 31, 2006.  Based on end of period balances, the Four-Cs increased $37.0 million on a sequential quarter basis.   At December 31, 2006, the Four-Cs total $2.46 billion or 60 percent of loans and leases receivable, net, compared to $1.88 billion or 53 percent of loans and leases receivable, net, one year ago.  Four-Cs originations were $419.9 million or 85 percent of total originations for the current quarter compared to $472.4 million or 81 percent of total originations for the comparable quarter of 2005 and $612.8 million or 86 percent of total originations for the quarter ended September 30, 2006.  At December 31, 2006, DBS had outstanding loans receivable, net, of $104.0 million compared to $76.1 million one year ago and $89.9 million at September 30, 2006.  The majority of DBS's loans are classified as construction and land.

Average total deposits increased $49.8 million or 2 percent during the quarter ended December 31, 2006.   On a sequential quarter basis, the average balance of certificates of deposits ("CDs") increased $48.5 million and the average balance of passbook, money market and demand accounts ("core deposits") increased $1.3 million.  Average total deposits increased $328.7 million or 11 percent between the quarters ended December 31, 2005 and 2006 with the average balance of CDs increasing $501.0 million, and the average balance of core deposits decreasing $172.3 million.  At December 31, 2006, core deposits of $1.64 billion (including $284.3 million of non-interest bearing demand accounts) represented 51 percent of total deposits compared to $1.74 billion or 60 percent of total deposits one year ago.  During the three and twelve months ended December 31, 2006, average FHLB advances and other borrowings decreased $9.5 million and increased $290.1 million, respectively, as compared to the comparable periods of the prior year.

Non-interest income increased $580,000 or 11 percent between the quarters ended December 31, 2005 and 2006.  Deposit and related fees rose $251,000 or 8 percent, while trust, investment and insurance fees increased $344,000 or 29 percent, compared to one year ago.

Our efficiency ratio was 50.83 percent for the current quarter, compared to 48.46 percent for the comparable quarter of 2005.  General & Administrative ("G&A") expense to average assets improved to 2.25 percent for the current quarter, compared to 2.36 percent for the comparable quarter of 2005.  G&A expense increased $2.5 million or 11 percent between the quarters ended December 31, 2005 and 2006 to $26.0 million.  Compensation and benefit expense accounted for approximately 57 percent of the increase in total G&A expense.   Excluding a $700,000 non-recurring reduction to benefit accruals in the quarter ended September 30, 2006, G&A expense increased $644,000 or 3 percent between the quarters ended September 30 and December 31, 2006.

During the quarter ended December 31, 2006, we recorded a gain on sale of the 20 home development in Murrieta, California which had been placed into receivership in December 2005.  This gain on sale is classified in foreclosed asset operations in our statement of earnings.

Non-accrual loans were $1.5 million or 0.03 percent of gross loans and leases at December 31, 2006.  At December 31, 2006, our allowance for loan and lease losses ("ALLL") was $42.1 million or 0.89 percent of gross loans and leases compared to $37.1 million or 0.83 percent of gross loans and leases at March 31, 2006.  Our $1.9 million provision for loan and lease losses for the current quarter reflects the cautious approach we are taking to credit evaluation in light of the slower levels of absorption in some segments of the residential housing market.  While all of our construction loans remain on full accrual status and there are no specific allowances assigned to any loans in that portfolio, current market conditions warrant an increase in the level of general valuation allowance assigned to our construction loan portfolio.

Our effective tax rate was 42.2 percent for the current quarter compared to 43.0 percent for the comparable quarter of 2005.

We did not repurchase any shares of our common stock during the current quarter.  At December 31, 2006, 954,310 shares remain under a 1.0 million share repurchase authorization adopted by our Board of Directors on October 26, 2005.

We opened our 31st full-service branch in Ontario, California on December 18, 2006.  At December 31, 2006, we were conducting business through 31 full-service banking branches, three registered investment advisory offices, three trust offices, a Southern California regional loan center, an office providing diversified financial services to home builders and one loan origination office in Northern California.  Assets under management or advisory by Glencrest and the Bank's trust department increased to $732.6 million at December 31, 2006, compared to $603.7 million at December 31, 2005.  These assets under management or advisory include $592.3 million managed or advised by Glencrest at December 31, 2006, as compared to $451.1 million at December 31, 2005.

We will host a conference call at 8:30 A.M. PST on Monday, January 22, 2007, to discuss our financial results.  The conference call can be accessed by dialing 1-866-406-5408 and referencing "PFF Bancorp, Inc. Third Quarter Conference Call".  An audio replay of this conference call will be available through Monday, February 5, 2007, by dialing 1-877-519-4471 and referencing replay PIN number 8275019.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company's strategic objectives.  These forward-looking statements are based upon current management expectations, and may therefore involve risks and uncertainties. The Company's actual results or performance, may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the California real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended March 31, 2006.  The Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact Kevin McCarthy, President and CEO or

Gregory C. Talbott, Senior Executive Vice President, COO/CFO,

PFF Bancorp, Inc.

9337 Milliken Avenue, Rancho Cucamonga, CA 91730

(909) 941-5400

PFF BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	December 31, 2006	March 31, 2006
	(Unaudited)

ASSETS
Cash and cash equivalents	$ 67,819	$ 58,831
Investment securities held-to-maturity (estimated fair value of $6,621 at December 31, 2006, and $6,567 March 31, 2006)	6,715	6,724
Investment securities available-for-sale, at fair value	33,688	60,092
Mortgage-backed securities available-for-sale, at fair value	223,483	229,470
Loans held-for-sale	1,557	795
Loans and leases receivable, net (net of allowances for loan and lease losses of $42,106 at December 31, 2006, and $37,126 at March 31, 2006)	4,118,206	3,839,779
Federal Home Loan Bank (FHLB) stock, at cost	45,492	39,307
Accrued interest receivable	25,258	21,278
Assets acquired through foreclosure, net	-	8,728
Property and equipment, net	53,290	44,303
Prepaid expenses and other assets	39,427	31,483

Total assets	$ 4,614,935	$ 4,340,790

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$ 3,238,854	$ 3,057,309
FHLB advances and other borrowings	877,700	822,000
Junior subordinated debentures	56,702	56,702
Accrued expenses and other liabilities	41,022	41,048

Total liabilities	4,214,278	3,977,059
Commitments and contingencies	-	-
Stockholders' equity:
Preferred stock, $.01 par value. Authorized 2,000,000 shares; none issued	-	-
Common stock, $.01 par value. Authorized 59,000,000 shares; issued and outstanding 24,610,459 and 24,493,472 at December 31, 2006 and March 31, 2006, respectively	245	244
Additional paid-in capital	180,899	175,581
Retained earnings	226,172	195,591
Accumulated other comprehensive losses	(6,659)	(7,685)

Total stockholders' equity	400,657	363,731

Total liabilities and stockholders' equity	$ 4,614,935	$ 4,340,790

PFF BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2006	2005	2006	2005
Interest income:
Loans and leases receivable	$ 82,751	$ 62,102	$ 239,539	$ 177,331
Mortgage-backed securities	2,648	2,422	8,025	6,969
Investment securities and deposits	1,578	1,067	4,750	3,316
Total interest income	86,977	65,591	252,314	187,616
Interest expense:
Deposits	28,550	16,056	76,966	43,757
Borrowings	13,269	6,486	37,460	18,189
Total interest expense	41,819	22,542	114,426	61,946
Net interest income	45,158	43,049	137,888	125,670
Provision for loan and lease losses	1,900	1,875	4,920	3,095
Net interest income after provision for loan and lease losses	43,258	41,174	132,968	122,575
Non-interest income:
Deposit and related fees	3,519	3,268	10,192	9,684
Loan and servicing fees	566	666	1,737	1,761
Trust, investment and insurance fees	1,529	1,185	4,353	3,361
Gain on sale of loans, net	81	31	164	134
Gain on sale of securities, net	-	-	271	923
Mark-to-market on interest rate swaps	(35)	-	(357)	-
Other non-interest income	349	279	1,754	772
Total non-interest income	6,009	5,429	18,114	16,635
Non-interest expense:
General and administrative:
Compensation and benefits	14,595	13,171	43,926	39,880
Occupancy and equipment	4,190	3,871	12,215	10,928
Marketing and professional services	3,088	2,746	9,405	8,393
Other general and administrative	4,136	3,705	11,410	10,353
Total general and administrative	26,009	23,493	76,956	69,554
Foreclosed asset operations, net	(355)	5	(470)	14
Total non-interest expense	25,654	23,498	76,486	69,568
Earnings before income taxes	23,613	23,105	74,596	69,642
Income taxes	9,970	9,935	31,485	30,755
Net earnings	$ 13,643	13,170	$ 43,111	38,887

Basic earnings per share	$ 0.56	$ 0.55	$ 1.76	$ 1.60
Weighted average shares outstanding for basic earnings per share calculation	24,557,623	24,136,345	24,500,157	24,263,328
Diluted earnings per share	$ 0.55	$ 0.53	$ 1.74	$ 1.56
Weighted average shares outstanding for diluted earnings per share calculation	24,893,341	24,754,168	24,819,134	24,900,187

PFF BANCORP, INC. AND SUBSIDIARIES
Selected Ratios and Other Data
(Dollars in thousands)
(Unaudited)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2006	2005	2006	2005
Performance Ratios

Return on average assets (1)	1.18%	1.32%	1.27%	1.31%
Return on average stockholders' equity (1)	13.75%	15.09%	15.00%	15.04%
General and administrative expense to average assets (1)	2.25%	2.36%	2.26%	2.34%
Efficiency ratio (2)	50.83%	48.46%	49.33%	48.88%
Average interest-earning assets to average interest-
bearing liabilities	106.79%	107.38%	106.69%	107.30%

Yields and Costs (1)
Net interest spread	3.80%	4.33%	3.97%	4.24%
Net interest margin (3)	4.05%	4.51%	4.20%	4.40%
Average yield on interest-earning assets	7.78%	6.85%	7.68%	6.56%
Average cost of interest-bearing liabilities	3.98%	2.52%	3.71%	2.32%
Average yield on loans and leases receivable, net	8.03%	7.13%	7.94%	6.84%
Average yield on securities	4.67%	3.92%	4.63%	3.78%
Average cost of core deposits	2.19%	1.38%	1.95%	1.34%
Average cost of C.D.s	4.95%	3.62%	4.67%	3.36%
Average cost of total deposits	3.55%	2.22%	3.26%	2.07%
Average cost of FHLB advances and other borrowings	5.32%	3.54%	5.08%	3.10%
Average cost of junior subordinated debentures	6.28%	5.94%	6.22%	6.00%

Asset Quality

Net charge-offs (recoveries)	$83	2,518	(60)	2,558
Net charge-offs (recoveries) to average loans and leases receivable, net (1)	0.01%	0.29%	0.00%	0.10%

Average Balances

Average total assets	$4,623,403	$3,982,922	$4,532,275	$3,955,295
Average interest-earning assets	$4,454,859	$3,814,833	$4,372,541	$3,804,019
Average interest-bearing liabilities	$4,171,515	$3,552,649	$4,098,283	$3,545,290
Average loans and leases receivable, net	$4,105,702	$3,468,485	$4,012,961	$3,449,687
Average securities	$291,488	$300,924	$305,570	$303,677
Average core deposits	$1,617,073	$1,789,316	$1,620,823	$1,793,515
Average C.D.s	$1,575,038	$1,074,062	$1,510,715	$1,010,141
Average total deposits	$3,192,111	$2,863,378	$3,131,538	$2,803,656
Average FHLB advances and other borrowings	$922,702	$632,569	$910,043	$700,678
Average junior subordinated debentures	$56,702	$56,702	$56,702	$40,956
Average stockholders' equity	$396,925	$349,069	$383,314	$344,637

Loan and Lease Activity

Total originations	$491,357	$586,299	$1,896,724	$2,011,788
One-to-four-family	$59,580	$102,686	$197,711	$284,249
Multi-family	$11,841	$11,244	$71,241	$27,879
Commercial real estate	$25,406	$36,993	$185,800	$146,013
Construction - residential, including land	$160,380	$226,975	$728,190	$925,885
Construction - commercial	$70,132	$28,097	$133,375	$126,927
Commercial loans and leases	$112,770	$111,415	$398,427	$318,882
Consumer	$51,248	$68,889	$181,980	$181,953
Purchases	$5,500	$19,110	$8,497	$44,630
Principal repayments	$507,755	$609,313	$1,652,142	$1,862,122
Sales	$5,332	$3,514	$11,904	$12,740

(1) Computed on an annualized basis.
(2) Total general and administrative expense divided by net interest income plus non-interest income.
(3) Net interest income divided by average interest-earning assets.

PFF BANCORP, INC. AND SUBSIDIARIES
Selected Ratios and Other Data
(Dollars in thousands, except per share data)
(Unaudited)

	As of December 31, 2006	As of March 31, 2006

Asset Quality
Non-accrual loans	$1,516	$1,130
Non-accrual loans to gross loans and leases	0.03%	0.03%
Non-performing assets to total assets (1)	0.03%	0.23%
Allowance for loan and lease losses	$42,106	$37,126
Allowance for loan and lease losses to non-accrual loans	2,777%	3,285%
Allowance for loan and lease losses to gross loans and leases	0.89%	0.83%

Capital
Stockholders' equity to assets ratio	8.68%	8.38%
Core capital ratio*	8.72%	8.24%
Risk-based capital ratio*	11.26%	10.90%
Shares outstanding at end of period	24,610,459	24,493,472
Book value per share outstanding	$16.28	$14.85
Tangible book value per share outstanding (2)	$16.23	$14.80

Loan, Lease and Deposit Balances
One-to-four family loans	$1,464,860	$1,522,572
Multi-family loans	$238,852	$188,257
Commercial real estate loans	$696,941	$611,247
Construction - residential, including land (3)	$1,051,961	$887,771
Construction - commercial (3)	$131,238	$124,196
Commercial business loans and leases	$265,822	$264,168
Consumer loans	$312,551	$281,488
Core deposits	$1,644,500	$1,689,790
C.D.s	$1,594,354	$1,367,519

(1) Non-performing assets consist of non-accrual loans and assets acquired through foreclosure, net.
(2) Stated book value minus goodwill.
(3) Net of undisbursed balances of $585,880 and $596,198 at December 31, 2006 and March 31, 2006, respectively.

                                               *PFF Bank & Trust